Exhibit 99.1

PhenixFIN Corporation Announces Fiscal First Quarter 2025 Financial Results

NAV per share $80.59

New York, NY, February 7, 2025 -- PhenixFIN Corporation (NASDAQ: PFX, PFXNZ) (the "Company"), a publicly traded business development company, today announced its financial results for the fiscal first quarter for its year ending September 30, 2025.

Highlights

●	First quarter total investment income of $6.2 million; net investment income of $1.6 million
●	Net asset value (NAV) of $162.8 million, or $80.59 per share as of December 31, 2024
●	Weighted average yield was 13.3% on debt and other income producing investments
●	On October 1, 2024, the Company completed the merger and reorganization of The National Security Group, Inc. (“NSG”) an Alabama based insurance holding company
●	On February 6, 2025, the Board declared a special dividend of $1.43 per share to be paid on February 18, 2025, to stockholders of record as of February 17, 2025.

David Lorber, Chief Executive Officer of the Company, stated:

“We have had a great start to fiscal year 2025 as we continue to remain focused on executing our strategic priorities which include growing our platforms, pursuing compelling investment opportunities and increasing NAV per share.”

Selected First Quarter 2025 Financial Results for the Quarter Ended December 31, 2024:

Total investment income was $6.2 million of which $5.9 million was attributable to portfolio interest and dividend income, and $0.3 million was attributable to fee and other income.

Total net expenses were $4.6 million and total net investment income was $1.6 million.

The Company recorded a net realized gain of $1.2 million and a net unrealized loss of $0.3 million.

Portfolio and Investment Activities for the Quarter Ended December 31, 2024:

The fair value of the Company's investment portfolio totaled $300.1 million and consisted of 43 portfolio companies.

The Company had certain investments in 3 portfolio companies on non-accrual status with a fair market value of $1.5 million.

Liquidity and Capital Resources

As of December 31, 2024, the Company had $7.2 million in cash and cash equivalents, $59.2 million in aggregate principal amount of its 5.25% unsecured notes due 2028 and $84.0 million outstanding under the Credit Facility.

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to execute on its strategic initiatives, deliver value to shareholders, increase investment activity, increase net investment income, implement its investment strategy and achieve its investment objective, source and capitalize on investment opportunities, grow its net asset value per share and perform well in the prevailing market environment, the ability of our portfolio companies, including National Security Group, Inc. to perform well and generate income and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word "approximately" when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	December 31, 2024 (Unaudited)	September 30, 2024
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $160,480,488 and $143,179,354 respectively)	$160,343,098	$142,233,426
Affiliated investments (amortized cost of $20,564,242 and $20,564,242, respectively)	13,861,599	14,750,785
Controlled investments (amortized cost of $152,223,817 and $97,016,429, respectively)	125,889,697	70,931,647
Total Investments at fair value	300,094,394	227,915,858
Cash and cash equivalents	7,187,110	67,571,559
Receivables:
Interest receivable	1,313,520	1,313,598
Other receivable	16,640	65,838
Dividends receivable	105,804	23,468
Due from Affiliate	1,040,512	90,500
Deferred tax asset	887,099	887,099
Deferred financing costs	625,323	760,680
Other assets	514,630	1,066,323
Prepaid share repurchase	101,115	101,115
Receivable for investments sold	41,897	2,955,775
Total Assets	$311,928,044	$302,751,813

Liabilities:
Credit facility and notes payable (net of debt issuance costs of $1,417,816 and $1,510,815, respectively)	$141,743,682	$135,723,636
Payable for investments purchased	3,688,247	-
Accounts payable and accrued expenses	2,391,430	5,570,150
Interest and fees payable	1,029,334	768,043
Other liabilities	256,426	294,063
Due to Affiliate	46,995	88,148
Total Liabilities	149,156,114	142,444,040

Commitments and Contingencies (see Note 8)

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,019,778 and 2,019,778 common shares outstanding, respectively	2,020	2,020
Capital in excess of par value	704,909,588	704,909,588
Total distributable earnings (loss)	(542,139,678)	(544,603,835)
Total Net Assets	162,771,930	160,307,773
Total Liabilities and Net Assets	$311,928,044	$302,751,813

Net Asset Value Per Common Share	$80.59	$79.37

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended December 31,
	2024	2023
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$2,824,594	$2,682,143
Payment in-kind	354,681	90,674
Affiliated investments:
Cash	-	455,692
Payment in-kind	-	-
Controlled investments:
Cash	588,195	286,238
Payment in-kind	-	149,967
Total interest income	3,767,470	3,664,714
Dividend income
Non-controlled, non-affiliated investments	596,298	665,526
Affiliated investments	142,495	-
Controlled investments	1,399,350	1,348,200
Total dividend income	2,138,143	2,013,726
Interest from cash and cash equivalents	227,032	41,108
Fee income (see Note 9)	11,064	2,108
Other income	72,774	22
Total Investment Income	6,216,483	5,721,678

Expenses:
Interest and financing expenses	2,545,811	1,542,061
Salaries and benefits	1,028,617	1,424,992
Professional fees, net	418,013	357,554
Directors fees	204,000	187,500
Insurance expenses	88,421	97,756
Administrator expenses (see Note 6)	84,355	77,852
General and administrative expenses	221,793	325,061
Total expenses	4,591,010	4,012,776
Net Investment Income	1,625,473	1,708,902

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	1,168,670	229,804
Affiliated investments	-	-
Controlled investments	-	-
Total net realized gains (losses)	1,168,670	229,804
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	808,538	1,364,243
Affiliated investments	(889,186)	2,431,263
Controlled investments	(249,338)	(1,200,373)
Total net change in unrealized gains (losses)	(329,986)	2,595,133
Deferred tax benefit (expense)	-	-
Total realized and unrealized gains (losses)	838,684	2,824,937

Net Increase (Decrease) in Net Assets Resulting from Operations	$2,464,157	$4,533,839

Weighted average basic and diluted earnings per common share	$1.22	$2.19
Weighted average common shares outstanding - basic and diluted (see Note 11)	2,019,778	2,072,694

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